Exhibit 99d
                                                              Form 10-K for 1997
                                                                 File No. 1-8610



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 11-K



                                  ANNUAL REPORT



                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934



                   For the Fiscal Year Ended December 31, 1997



                          Commission File Number 1-8610



                                 ---------------



                              PACIFIC TELESIS GROUP
                    SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES



                                 ---------------



                             SBC Communications Inc.


                    175 E. Houston, San Antonio, Texas 78205

                                TABLE OF CONTENTS

                                   Description
                                   -----------

                                                                           Page

1.    Financial  Statements and Exhibits .. . . . . . . . . . . . . . . . . . .1

1.  Financial Statements and Exhibits

             (a) Financial Statements of Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees (the "Plan") included herein:

                      Report of Ernst & Young LLP Independent Auditors

                           Financial Statements:

                                Statements of Net Assets Available for Benefits with Fund Information - As of December 31, 1997 and 1996

                                Statements of Changes in Net Assets Available for Benefits with Fund Information For the Years Ended December 31, 1997 and 1996

                                Notes to Financial Statements

                          Schedules:

                                Line  27a  -   Schedule   of  Assets   Held  for
                                Investment Purposes

                                Line 27d- Schedule of Reportable Transactions



             (b)  Exhibits:

                                Exhibit 23a - Consent of Independent Auditors Ernst & Young LLP.

                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees:

We have audited the accompanying statements of net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1997 and of reportable transactions for the year ended December 31, 1997, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                               ERNST & YOUNG LLP

San Jose, California
June 19, 1998

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                             December 31, 1997
                                           (Dollars in thousands)


                                          Company       AirTouch                     Interest
                                           Stock         Stock         Equity         Income         Bond
                                           Fund           Fund          Fund           Fund          Fund
                                       -------------- ------------- -------------- ------------- -------------

Assets
Investments at fair value:
  Common stock:
    SBC Communications Inc. common
      shares                           $   535,313    $         -   $         -    $         -   $         -
    AirTouch Communications, Inc.
      common shares                              -        238,121             -              -             -
  Common/commingled trust funds:
    State Street S&P 500 Fund                    -              -       670,309              -             -
    State Street Bond Market Fund                -              -             -              -        39,168
    State Street Money Market Fund               -              -             -              -             -
    State Street Balanced Fund                   -              -             -              -             -
    Short-term Investment Fund               2,783            500         1,868         26,781           167
Investments at contract value:
  Contracts with insurance companies
    and banks                                    -              -             -        155,436             -
                                       -------------- ------------- -------------- ------------- -------------
Total Investments                          538,096        238,621       672,177        182,217        39,335

Employee contributions receivable              192              -           278              -            23
Dividends and interest receivable               45             15             7            976             -
Receivable for investments sold                  -              -            13             16             1
                                       -------------- ------------- -------------- ------------- -------------
Total Assets                               538,333        238,636       672,475        183,209        39,359
                                       -------------- ------------- -------------- ------------- -------------

Liabilities
Payable for investments purchased                -              -             -            977             -
Fees payable                                    13              7             -              4             -
                                       -------------- ------------- -------------- ------------- -------------
Total Liabilities                               13              7             -            981             -
                                       ============== ============= ============== ============= =============
Net assets available for benefits      $   538,320    $   238,629   $   672,475    $   182,228   $    39,359
                                       ============== ============= ============== ============= =============


See accompanying notes.

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                             December 31, 1997
                                           (Dollars in thousands)

                                                         Money
                                                         Market       Balanced
                                                          Fund          Fund          Other          Total
                                                      ------------- -------------- ------------- ---------------

Assets
Investments at fair value:
  Common stock:
    SBC Communications Inc. common shares             $         -   $         -    $         -   $     535,313
    AirTouch Communications, Inc. common shares                 -             -              -         238,121
  Common/commingled trust funds:
    State Street S&P 500 Fund                                   -             -              -         670,309
    State Street Bond Market Fund                               -             -              -          39,168
    State Street Money Market Fund                         80,492             -              -          80,492
    State Street Balanced Fund                                  -       332,030              -         332,030
    Short-term Investment Fund                               (238)        1,017            409          33,287
Investments at contract value:
  Contracts with insurance companies and banks                  -             -              -         155,436
                                                      ------------- -------------- ------------- ---------------
Total Investments                                          80,254       333,047            409       2,084,156

Employee contributions receivable                              52           151              -             696
Dividends and interest receivable                             427             1              1           1,472
Receivable for investments sold                             1,994             9              -           2,033
                                                      ------------- -------------- ------------- ---------------
Total Assets                                               82,727       333,208            410       2,088,357
                                                      ------------- -------------- ------------- ---------------

Liabilities
Payable for investments purchased                             420             -              -           1,397
Fees payable                                                    -             -              -              24
                                                      ------------- -------------- ------------- ---------------
Total Liabilities                                             420             -              -           1,421
                                                      ============= ============== ============= ===============
Net assets available for benefits                     $    82,307   $   333,208    $       410   $   2,086,936
                                                      ============= ============== ============= ===============


See accompanying notes.

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                             December 31, 1996
                                           (Dollars in thousands)

                                          Company       AirTouch                     Interest
                                           Stock         Stock         Equity         Income         Bond
                                           Fund           Fund          Fund           Fund          Fund
                                       -------------- ------------- -------------- ------------- -------------
Assets
Investments at fair value:
  Common stock:
    Pacific Telesis Group common
       shares                          $   413,673    $         -   $         -    $         -   $         -
    AirTouch Communications, Inc.
       common shares                             -        203,338             -              -             -
  Common/commingled trust funds:
    State Street S&P 500 Fund                    -              -       544,706              -             -
    State Street Bond Market Fund                -              -             -              -        36,465
    State Street Money Market Fund               -              -             -              -             -
    State Street Balanced Fund                   -              -             -              -             -
    Short-term Investment Fund               1,514            444           143         20,528            23
Investments at contract value:
  Contracts with insurance companies
    and banks                                    -              -             -        192,313             -
                                       -------------- ------------- -------------- ------------- -------------
Total Investments                          415,187        203,782       544,849        212,841        36,488

Employee contributions receivable            1,304              -         1,892              -           177
Dividends and interest receivable            3,556              2             3          1,123             -
Receivable for investments sold                  -              -             -          1,742             -
                                       -------------- ------------- -------------- ------------- -------------
Total Assets                               420,047        203,784       546,744        215,706        36,665
                                       -------------- ------------- -------------- ------------- -------------

Liabilities
Payable for investments purchased                -              -             -              -             -
Fees payable                                    30             14            60             39             5
                                       -------------- ------------- -------------- ------------- -------------
Total Liabilities                               30             14            60             39             5
                                       ============== ============= ============== ============= =============
Net assets available for benefits      $   420,017    $   203,770   $   546,684    $   215,667   $    36,660
                                       ============== ============= ============== ============= =============


See accompanying notes.

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                             December 31, 1996
                                           (Dollars in thousands)

                                                         Money
                                                         Market       Balanced
                                                          Fund          Fund          Other         Total
                                                      ------------- -------------- ------------- -------------
Assets
Investments at fair value:
  Common stock:
     Pacific Telesis Group common shares              $             $              $         -   $   413,673
     AirTouch Communications, Inc. common shares
                                                                                             -       203,338
  Common/commingled trust funds:
     State Street S&P 500 Fund                                                               -       544,706
     State Street Bond Market Fund                                                           -        36,465
     State Street Money Market Fund                        83,494                            -        83,494
     State Street Balanced Fund                                 -       297,767              -       297,767
     Short-term Investment Fund                             1,418            92          6,834        30,996
Investments at contract value:
  Contracts with insurance companies and banks                  -             -              -       192,313
                                                      ------------- -------------- ------------- -------------
Total Investments                                          84,912       297,859          6,834     1,802,752

Employee contributions receivable                             434         1,134              -         4,941
Dividends and interest receivable                             354             2             30         5,070
Receivable for investments sold                                 -             -              -         1,742
                                                      ------------- -------------- ------------- -------------
Total Assets                                               85,700       298,995          6,864     1,814,505
                                                      ------------- -------------- ------------- -------------

Liabilities
Payable for investments purchased                             349             -              -           349
Fees payable                                                   12            39              -           199
                                                      ------------- -------------- ------------- -------------
Total Liabilities                                             361            39              -           548
                                                      ============= ============== ============= =============
Net assets available for benefits                     $    85,339   $   298,956    $     6,864   $ 1,813,957
                                                      ============= ============== ============= =============


See accompanying notes.

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    for the year ended December 31, 1997
                                           (Dollars in thousands)

                                          Company       AirTouch                     Interest
                                           Stock         Stock         Equity         Income         Bond
                                           Fund           Fund          Fund           Fund          Fund
                                       -------------- ------------- -------------- ------------- -------------
Net assets available for benefits,
   December 31, 1996                   $   420,017    $   203,770   $   546,684    $   215,667   $    36,660
                                       -------------- ------------- -------------- ------------- -------------
Employee contributions                      19,337              -        28,043              -         2,557
Employee rollover contributions              1,402              -         9,009              -         1,443

Investment income:
   Dividends on SBC Communications
      Inc. common shares                    10,227              -             -              -             -
   Interest                                    179             41            41         12,416             5

   Net appreciation of investments         174,361        100,727       172,160              -         3,445

Transfers from other Pacific Telesis
   Group Plans                                   -              -             -              -             -

Interfund transfers, net                    (3,654)       (29,663)       18,688        (13,314)        3,300
                                       -------------- ------------- -------------- ------------- -------------
Total additions (deductions), net          201,852         71,105       227,941           (898)       10,750
Less: Distributions to participants         83,381         36,173       101,886         32,274         8,034
Fees                                           168             73           264            267            17
                                       -------------- ------------- -------------- ------------- -------------
Net increase (decrease)                    118,303         34,859       125,791        (33,439)        2,699
                                       -------------- ------------- -------------- ------------- -------------
Net assets available for benefits,
   December 31, 1997                   $   538,320    $   238,629   $   672,475    $   182,228   $    39,359
                                       ============== ============= ============== ============= =============


See accompanying notes.

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    for the year ended December 31, 1997
                                           (Dollars in thousands)

                                                       Money
                                                       Market       Balanced
                                                        Fund          Fund          Other          Total
                                                    ------------- -------------- ------------- ---------------
Net assets available for benefits, December 31,
   1996                                             $    85,339   $   298,956    $     6,864   $   1,813,957
                                                    ------------- -------------- ------------- ---------------
Employee contributions                                    6,062        16,279              -          72,278
Employee rollover contributions                           3,678         8,403         (2,532)         21,403

Investment income:
   Dividends on SBC Communications Inc common
      shares                                                  -             -              -          10,227
   Interest                                               4,837            26            197          17,742

   Net appreciation of investments                            -        53,513              -         504,206

Transfer from other Pacific Telesis Group Plans               -             -            992             992

Interfund transfers, net                                 12,859        13,905         (2,121)              -
                                                    ------------- -------------- ------------- ---------------
Total additions (deductions), net                        27,436        92,126         (3,464)        626,848
Less: Distributions to participants                      30,430        57,737          2,990         352,905
Fees                                                         38           137              -             964
                                                    ------------- -------------- ------------- ---------------
Net increase (decrease)                                  (3,032)       34,252         (6,454)        272,979
                                                    ------------- -------------- ------------- ---------------
Net assets available for benefits, December 31,
   1997                                             $    82,307   $   333,208    $       410   $   2,086,936
                                                    ============= ============== ============= ===============


See accompanying notes.

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    for the year ended December 31, 1996
                                           (Dollars in thousands)

                                          Company       AirTouch                     Interest
                                           Stock         Stock         Equity         Income         Bond
                                           Fund           Fund          Fund           Fund          Fund
                                       -------------- ------------- -------------- ------------- -------------
Net assets available for benefits,
   December 31, 1995                   $   394,853    $   264,368   $   450,220    $   230,144   $    38,919
                                       -------------- ------------- -------------- ------------- -------------
Employee contributions                      19,124              -        23,950              -         2,564
Employee rollover contributions                603              -         2,629              -           138

Investment income:
   Dividends on Pacific Telesis
      Group common stock                    17,108              -             -              -             -
   Interest                                    131             32            16         14,146             1

   Net appreciation (depreciation)
      of investments                        33,309        (26,580)      103,289              -         1,359
Interfund transfers, net                    (7,966)       (11,083)       11,143         (8,415)       (1,325)
                                       -------------- ------------- -------------- ------------- -------------
Total additions (deductions), net           62,309        (37,631)      141,027          5,731         2,737
Less: Distributions to participants         36,916         22,831        44,181         19,875         4,964
Fees                                           229            136           382            333            32
                                       -------------- ------------- -------------- ------------- -------------
Net increase (decrease)                     25,164        (60,598)       96,464        (14,477)       (2,259)
                                       -------------- ------------- -------------- ------------- -------------
Net assets available for benefits,
   December 31, 1996                   $   420,017    $   203,770   $   546,684    $   215,667   $    36,660
                                       ============== ============= ============== ============= =============


See accompanying notes.

           PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    for the year ended December 31, 1996
                                           (Dollars in thousands)

                                                       Money
                                                       Market       Balanced
                                                        Fund          Fund           Other           Total
                                                    ------------- -------------- --------------- ---------------
Net assets available for benefits, December 31,
   1995                                             $    76,655   $   268,466    $           -   $   1,723,625
                                                    ------------- -------------- --------------- ---------------
Employee contributions                                    5,651        15,271              711          67,271
Employee rollover contributions                           1,935         2,337            8,370          16,012

Investment income:
   Dividends on Pacific Telesis Group common stock
                                                              -             -                -          17,108
   Interest                                               4,016            13               69          18,424
   Net appreciation (depreciation) of investments             -        33,694                -         145,071
Interfund transfers, net                                 11,060         8,872           (2,286)              -
                                                    ------------- -------------- --------------- ---------------
Total additions (deductions), net                        22,662        60,187            6,864         263,886
Less: Distributions to participants                      13,918        29,485                -         172,170
Fees                                                         60           212                -           1,384
                                                    ------------- -------------- --------------- ---------------
Net increase (decrease)                                   8,684        30,490            6,864          90,332
                                                    ------------- -------------- --------------- ---------------
Net assets available for benefits, December 31,
   1996                                             $    85,339   $   298,956    $       6,864   $   1,813,957
                                                    ============= ============== =============== ===============


See accompanying notes.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS

                           December 31, 1997 and 1996

1.    Plan Description

      The Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees (the "Plan") was established by Pacific Telesis Group to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, and employer contributions and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

      The Plan is a defined contribution plan covering all salaried employees of Pacific Telesis Group (the "Corporation") and its participating subsidiaries (the "Employing Company") who have completed six months of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

      Eligible employees may authorize a contribution of up to 16% of salary in 1% increments. Employee contributions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,500 for 1997 and 1996).
      Salaried employees may elect to roll over a distribution from another qualified plan to the Plan.

      Each participant's account is credited with the participant's contributions and allocations of Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

      Each participant receives a "matching" allocation equal to 66-2/3% of the employee's initial 6% contributions. The Plan and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees incorporate a leveraged employee stock ownership plan called the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) (the "LESOP") to provide for company matching allocations.

      Employing Company matching contributions made for periods before March 1, 1990 were credited to matching accounts under the Plan. Thereafter, the Employing Company matching contributions are made through the LESOP.

      Participants who retire and elect a cashout from the Pacific Telesis Group Pension Plan for Salaried Employees (renamed the Pacific Telesis Group Cash Balance Pension Plan for Salaried Employees) or the Pacific Telesis Group Pension Plan may roll over the cashout to the Plan. Effective June 30, 1997, and subject to certain requirements, Plan participants are permitted to transfer their account balances from the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees to the Plan.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

1.    Plan Description (Continued)

      Employees may elect that their payroll deductions be invested in any of the following funds, in 1% increments, with elections totaling 100%:

      (a) the Company Stock Fund;
      (b) the Equity Fund;
      (c) the Bond Fund;
      (d) the Money Market Fund; and
      (e) the Balanced Fund.

      On April 1, 1997, the Corporation became a wholly-owned subsidiary of SBC Communications Inc.(SBC). Each share of common stock of the Corporation was exchanged for 0.73145 of a share of SBC common stock. The shares of stock of the Corporation held under the Plan in the Company Stock Fund were also exchanged.

      Net assets available for benefits also includes assets invested in the Interest Income Fund which was closed to new contributions and investment transfers in as of December 31, 1992 and the AirTouch Stock Fund described below. The Other account is comprised of amounts pending distribution to participants and rollover contributions pending allocation to the fund as directed by the participant.

      The AirTouch Stock Fund was closed to new contributions and investment transfers as of April 1, 1994. The Plan allows fund transfers out of the AirTouch Stock Fund to any other investment fund option, except the Interest Income Fund, as of the end of any month.

      All participant accounts are fully vested and nonforfeitable.

      Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her vested account balance attributable to after-tax contributions, subject to certain restrictions. In the event of hardship, amounts attributable to before-tax contributions may be withdrawn. Upon reaching age 59 1/2, or termination of employment, single sum or annuity payment distributions may be made to the participant or his or her beneficiary in accordance with Plan provisions. A participant or beneficiary may choose to receive cash or shares from amounts invested in the Company Stock Fund or AirTouch Stock Fund.

      Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA.

      Northern Trust Company is the trustee of the Plan.

2.    Summary of Accounting Policies

      The values of investments are determined as follows: investment in common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at contract value (principal plus reinvested interest) which approximates fair value; State Street: Bond Market Fund, Money Market Fund, Balanced Fund, and Equity Fund at net asset values per share obtained from published sources; and temporary cash investments at cost which approximates fair value.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                           (EIN #94-2919931 PLAN #003)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

2.    Summary of Accounting Policies (Continued)

      Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      The Bond Fund invests primarily in long-term obligations, including U.S. Government and government agency debts, and corporate bonds; the Money Market Fund invests primarily in short-term debts of U.S. Government agencies and corporations; the Balanced Fund invests in a predetermined mix of large U.S. and international company stocks, high quality bonds, and money market instruments; the Equity Fund invests primarily in a broad mix of U.S. company common stocks.

      The Interest Income Fund invests in fully benefit-responsive investment contracts with insurance companies, banks or other financial institutions, savings accounts, certificates of deposit, obligations of the U.S. Government or other credit worthy organizations, commercial paper, corporate bond or other debt obligations, as well as other fixed income investments (subject to any guidelines adopted by the Corporation) which guarantee by agreement the repayment of principal plus interest. Fair value has been estimated based on a discounted cash flow analysis using a current market rate at year end.

      At December 31, 1997, the fixed crediting interest rates of the Plan's fully benefit-responsive investment contracts ranged from 4.5% to 7.5% per annum (4.9% to 7.5% per annum at December 31, 1996). The average yield for the contracts was 6.5% for 1997 (6.3% for 1996).

3.    Tax Status

      The Internal Revenue Service has determined and informed the Corporation by a letter dated July 18, 1995 that the Plan and related Trust are designed in accordance with applicable sections of the Internal Revenue Code (the "IRC"). A subsequent favorable determination letter was issued on May 11, 1998 on the Plan as amended to April 1, 1997. The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

4.    Reconciliation of Financial Statements to Form 5500

      The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500 as of December 31 (dollars in thousands):

                                                                                    1997            1996
                                                                               --------------- ---------------

         Net assets available for benefits per the financial statements        $   2,086,936   $   1,813,957
         Less:  Distributions payable to participants                                (29,217)        (97,955)
                                                                               --------------- ---------------
         Net assets available for benefits per the Form 5500                   $   2,057,719   $   1,716,002
                                                                               =============== ===============

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                             FOR SALARIED EMPLOYEES
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

4.    Reconciliation of Financial Statements to Form 5500 (continued)

      The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for years ended December 31, 1997 and 1996 (dollars in thousands):

                                                                                    1997            1996
                                                                               --------------- ---------------

         Distributions to participants per financial statements                $     352,905   $     169,414
         Benefits due:
            Beginning of year                                                        (97,955)        (23,782)
            End of year                                                               29,217          97,955
                                                                               --------------- ---------------
         Distributions to participants per the Form 5500                       $     284,167   $     243,587
                                                                               =============== ===============


5.    Related Party Transactions

      Trustee  fees,   investment   manager  fees,  fees  charged  by  financial
      institutions in connection with the investment of any funds under the Plan, and certain administrative fees are charged to the applicable Plan fund or prorated among the applicable Plan funds. Brokerage fees, transfer taxes and other expenses incidental to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price.

      Pacific Telesis Group (PAC) common shares were an investment choice of Plan participants until March 31, 1997 when the PAC shares were converted to SBC common shares. Both PAC and SBC qualify as parties-in-interest to the Plan. Certain Plan investments are shares of collective trusts managed by State Street. State Street is the custodian as defined by the Plan and, therefore, these transactions qualify as party-in-interest transactions. Certain short-term Plan investments are shares of collective trust funds of Northern Trust Collective Short-Term Investment Fund. Since Northern Trust is trustee of the Plan, these transactions also qualify as party-in-interest transactions.

6.    Subsequent Event

      On January 1, 1998, Bankers Trust became the trustee of the Plan.

      During 1998, participants were instructed to transfer their funds in the AirTouch Stock Fund to other investment fund options, and on May 1, 1998, the AirTouch Stock Fund was eliminated.

      Effective July 1, 1998, the assets and liabilities of the Plan will be transferred to the SBC Savings Plan.

                         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                             FOR SALARIED EMPLOYEES
                                           EIN #94-2919931/ PLAN #003
                           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                December 31, 1997
                                   (Dollars and shares or units in thousands)

                                        (c) Description of investment
                                          including maturity date,
          (b) Identity of issue                  collateral,
           borrower, lessor or                     par or                                       (e) Current
(a)           similar party                    maturity value                 (d) Cost             Value
----- ------------------------------- ---------------------------------- ------------------- ------------------

 *    SBC Communications Inc.         7,308 common shares**                      $ 254,933         $  535,313
 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund                 2,783              2,783
                                                                         ------------------- ------------------
                                                                                 $ 257,716         $  538,096
                                                                         =================== ==================

 *    Air Touch Communications,       5,729 common shares                        $  80,943         $  238,121
         Inc.
 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund                   500                500
                                                                         ------------------- ------------------
                                                                                 $  81,443         $  238,621
                                                                         =================== ==================

 *    State Street                    S&P 500 Fund - 4,209
                                        common/commingled trust shares            $279,414         $  670,309
 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund                 1,868              1,868
                                                                         ------------------- ------------------
                                                                                  $281,282         $  672,177
                                                                         =================== ==================

 *    State Street                    Bond Market Fund - 2,599
                                        common/commingled trust shares           $  28,521         $   39,168
 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund                   167                167
                                                                         ------------------- ------------------
                                                                                 $  28,688         $   39,335
                                                                         =================== ==================

 *    State Street                    Money Market Fund                          $  80,492         $   80,492
 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund                  (238)              (238)
                                                                         ------------------- ------------------
                                                                                 $  80,254         $   80,254
                                                                         =================== ==================

 *    State Street                    Balanced Fund - 16,563
                                        common/commingled trust shares            $186,374         $  332,030
 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund                 1,017              1,017
                                                                         ------------------- ------------------
                                                                                  $187,391         $  333,047
                                                                         =================== ==================

                        PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                             FOR SALARIED EMPLOYEES
                                           EIN: 94-2919931/PLAN: 003
                           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                December 31, 1997
                                             (Dollars in thousands)
                                                   (Continued)
                                        (c) Description of investment
                                          including maturity date,
          (b) Identity of issue                  collateral,
           borrower, lessor or                     par or                                      (e) Current
(a)           similar party                    maturity value                (d) Cost             Value
----- ------------------------------- ---------------------------------- ------------------ -------------------


 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund              $    409           $    409
                                                                         ------------------- ------------------
                                                                                  $    409           $    409
                                                                         ================== ===================

      Contracts with insurance companies and banks:
            Aetna                     $6,633 par value, 5.74% due
                                        December 31, 1998                         $  6,633           $  6,633

            Allstate                  $5,259 par value, 6.81% due July
                                        5, 2000                                      5,259              5,259

            Cigna                     $16,107 par value, 6.05% due
                                        December 31, 1999                           16,107             16,107

            Citibank                  $4,601 par value, 7.23% due
                                        December 31, 1998                            4,601              4,601

            CNA                       $13,358 par value,
                                      6.75% due June 30, 1999                       13,358             13,358

            CNA                       $10,638 par value, 6.02% due
                                        June 30, 1999                               10,638             10,638

            Jackson National          $10,270 par value,
                                      6.79% due June 30, 2000                       10,270             10,270

            Jackson National          $5,606 par value, 6.93% due June
                                        29, 2001                                     5,606              5,606

            John Hancock              $13,079 par value, 6.72% due
                                        June 29, 2001                               13,079             13,079

                         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                             FOR SALARIED EMPLOYEES
                                           EIN: 94-2919931/PLAN: 003
                           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                December 31, 1997
                                             (Dollars in thousands)
                                                   (Continued)
                                        (c) Description of investment
                                          including maturity date,
          (b) Identity of issue                  collateral,
           borrower, lessor or                     par or                                      (e) Current
(a)           similar party                    maturity value                (d) Cost             Value
----- ------------------------------- ---------------------------------- ------------------ -------------------
            MBL Life                  $1,391 par value, 4.50% due
                                        December 31, 2003                      $     1,391        $     1,391

            Met Life                  $9,799 par value, 6.74% due
                                        December 31, 2001                            9,799              9,799

            NY Life                   $10,391 par value, 6.74% due
                                        June 30, 2001                               10,391             10,391

            People's Security         $9,802 par value, 6.78% due
                                        December 31, 2001                            9,802              9,802

            Provident                 $2,422 par value, 6.60% due
                                        January 2, 1998                              2,422              2,422

            Prudential                $3,698 par value, 5.29% due
                                        December 31, 1998                            3,698              3,698

            Prudential                $11,631 par value, 6.94% due
                                        June 30, 1999                               11,631             11,631

            Prudential                $6,522 par value, 7.51% due June
                                        30, 1999                                     6,522              6,522

            Lotsoff                   $14,229 par value, 5.14% due
                                        June 30, 2000
                                      (synthetic contract)                          14,033             14,033

            Security Life of Denver   Wrapper for Lotsoff Synthetic
                                        Contract                                       196                196
                                                                         ------------------ -------------------
       Total contracts with
          insurance companies and banks                                            155,436            155,436
                                                                         ------------------ -------------------

 *    Northern Trust                  Collective Short-Term Investment
                                        Fund - Collective Trust Fund                26,781             26,781
                                                                         ------------------ -------------------
                                                                               $   182,217        $   182,217
                                                                         ================== ===================
      GRAND TOTAL                                                               $1,099,400         $2,084,156
                                                                         ================== ===================

 *  A party-in-interest to the Plan.
 ** Does not reflect  two-for-one  stock split  declared in the first quarter of 1998.

PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                           EIN: 94-2919931/PLAN#: 003
                 Line 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the Year Ended December 31, 1997
                             (Dollars in thousands)


Category (iii)
                                                                                                                 (h)
                                                                                                               Current
                                                                                                              Value of
                                                                   (c)            (d)             (g)         Asset on        (i)
                (a)                         (b)                 Purchase        Selling         Cost of      Transaction   Net/Gain
     Identity of Party Involved    Description of Assets          Price          Price           Asset          Date        (Loss)
------------------------------- ----------------------------- -------------- --------------- -------------- ------------- ----------

Northern Trust                  Collective Short-Term
                                   Investment Fund -
                                   Collective Trust Fund      $   433,905    $         -     $   433,905    $   433,905   $      -

Northern Trust                  Collective Short-Term
                                   Investment Fund -
                                   Collective Trust Fund                -    $   431,614     $   431,614    $   431,614   $      -




There were no category (i), (ii) or (iv) reportable transactions during 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Benefit Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


                                Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees

                                By Benefit Plan Committee




                                By   /s/ Cassandra C. Carr
                                     Cassandra C. Carr, Chairman


Dated:  June 26, 1998

                                  EXHIBIT INDEX

      Exhibit identified below, is filed herein as exhibit hereto.

    Exhibit
     Number  .................................................................

      23-a     Consent of Independent Auditors Ernst & Young LLP.

                                                                          Ex-23a
                                                              Form 11-K for 1997
                                                                 File No. 1-8610





                         CONSENT OF INDEPENDENT AUDITORS


 We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-54309 and 333-24295) pertaining to the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees of our report dated June 19, 1998, with respect to the financial statements and supplemental schedules of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees included in this Annual Report (Form 11-K) for the year ended December 31, 1997.




                                                               ERNST & YOUNG LLP




San Jose, California
June 25, 1998